Exhibit 99.1

MFA
FINANCIAL, INC.
350 Park Avenue
New York, New York 10022
(212) 207-6400

PRESS RELEASE		FOR IMMEDIATE RELEASE

August 11, 2017		NEW YORK METRO

Investor Contact:	MFA Investor Relations	NYSE: MFA
212-207-6488
www.mfafinancial.com

Statement by MFA Financial, Inc.’s Board of Directors

Regarding the Passing of William S. Gorin

NEW YORK — (NYSE:  MFA) — It is with deep sadness that we today announce the passing of William S. Gorin, our fellow Board member and MFA’s Co-Chief Executive Officer.  Bill was an inspirational leader and friend who will be greatly missed by his colleagues at MFA, its stockholders and business partners.  Our thoughts and prayers are with his family during this difficult time.

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MFA is a real estate investment trust primarily engaged in the business of investing, on a leveraged basis, in residential mortgage assets, including residential mortgage-backed securities and residential whole loans.